                                                                    EXHIBIT 2




                                   THE  [LOGO]
                                   HARTFORD



April 10, 1997                                    Lynda Godkin
                                                  General Counsel & Secretary
                                                  Law Department

Board of Directors
Hartford Life Insurance Company
200 Hopmeadow Street
Simsbury, CT  06089

RE:  SEPARATE ACCOUNT VL II
     HARTFORD LIFE INSURANCE COMPANY
     FILE NO. 33-89990

Dear Sir/Madam:

I have acted as General Counsel to Hartford Life Insurance Company (the "Company"), a Connecticut insurance company, and Hartford Life Insurance Company Separate Account VL II (the "Account") in connection with the registration of an indefinite amount of securities in the form of last survivor flexible premium variable life insurance policies (the "Policies") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form S-6 Registration Statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Policies.

2. The Account is a duly authorized and validly existing separate account established pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.

3. To the extent so provided under the Policies, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

                                   Hartford Life Insurance Companies
                                   200 Hopmeadow Street
                                   Simsbury, CT 06089
                                   860 843 3153
                                   860 843 8665 Fax

                                   Mailing Address:  P.O. Box 2999
                                   Hartford, CT  06104-2999

Board of Directors
Hartford Life Insurance Company
April 10, 1997
Page 2


4. The Policies, when issued as contemplated by the Form S-6 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form S-6 Registration Statement for the Policies and the Account.

Sincerely,

/s/ Lynda Godkin

Lynda Godkin